Exhibit 23.1

Consent Of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 8, 2012, relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K of Apollo Residential Mortgage, Inc. and its subsidiaries as of December 31, 2011, incorporated by reference in the Prospectus which is a part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York

July 23, 2012